Exhibit 99.1

PART I

Item 1.  Business

Note: The information contained in this Item has been updated for the change to reportable segments discussed in the Notes to Financial Statements. This Item has not been updated for any other changes since the filing of the 2013 Annual Report on Form 10-K (“2013 Form 10-K”). For significant developments since the filing of the 2013 Form 10-K, refer to the PennyMac Financial Services, Inc. (“PFSI”) Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

The following description of our business should be read in conjunction with the information included elsewhere in this Report. This description contains forward-looking statements that involve risks and uncertainties. Actual results could differ significantly from the projections and results discussed in the forward-looking statements due to the factors described under the caption “Risk Factors” and elsewhere in this Report. References in this Report to “we,” “our,” “us,” and the “Company” refer to PFSI.

Initial Public Offering and Recapitalization

On May 14, 2013, we completed an initial public offering (“IPO”) in which we sold approximately 12.8 million shares of Class A Common Stock par value $0.0001 per share (“Class A Common Stock”) for cash consideration of $16.875 per share (net of underwriting discounts). With the net proceeds from the IPO, we bought Class A units of Private National Mortgage Acceptance Company, LLC (“PennyMac”) and became its sole managing member. We operate and control all of the business and affairs and consolidate the financial results of PennyMac.

Before the completion of the IPO, the limited liability company agreement of PennyMac was amended and restated to, among other things, change its capital structure by converting the different classes of interests held by its existing unitholders into Class A units. PennyMac and its existing unitholders also entered into an exchange agreement under which (subject to the terms of the exchange agreement) they have the right to exchange their Class A units for shares of our Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and certain other transactions.

Our Company

We are a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. residential mortgage loans and the management of investments related to the U.S. residential mortgage market. We believe that our operating capabilities, specialized expertise, access to long-term investment capital, and our management’s deep experience across all aspects of the mortgage business will allow us to profitably grow these activities and capitalize on other related opportunities as they arise in the future.

We were founded in 2008 by members of our executive leadership team and two strategic partners, BlackRock Mortgage Ventures, LLC (“BlackRock” or “BlackRock, Inc.”) and HC Partners, LLC, formerly known as Highfields Capital Investments, LLC (“Highfields”). Since our founding we have pursued opportunities to acquire and manage residential mortgage loans and established what we believe to be a best-in-class mortgage platform. We have relied on the know-how of our management team and built a de novo operating platform to our specifications using industry-leading technology, processes and procedures to address the stringent requirements of residential mortgage lending and servicing in the post-financial crisis market. We believe that this approach has resulted in a specialized mortgage platform that is “legacy-free” and highly scalable to support the continued growth of our business.

We conduct our business in three segments: two in mortgage banking (loan production and loan servicing) and investment management. Our principal mortgage banking subsidiary, PennyMac Loan Services, LLC (“PLS”), is a leading non-bank producer and servicer of mortgage loans in the United States. PLS is a seller/servicer for the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), each of which is a government-sponsored entity (“GSE”). It is also an approved issuer of securities guaranteed by the Government National Mortgage Association (“Ginnie Mae”), a lender of the Federal Housing Administration (“FHA”), a lender/servicer of the Veterans Administration (“VA”), and a servicer for the Home Affordable Modification Program (“HAMP”). We refer to each of Fannie Mae, Freddie Mac, Ginnie Mae, FHA and VA as an “Agency” and collectively as the “Agencies.” PLS is licensed (or exempt or otherwise not required to be licensed) to originate residential mortgage loans in 47 states and the District of Columbia and to service loans in 49 states, the District of Columbia and the U.S. Virgin Islands.

Our principal investment management subsidiary, PNMAC Capital Management, LLC (“PCM”), is an SEC registered investment adviser. It manages PennyMac Mortgage Investment Trust (“PMT”), a mortgage real estate investment trust (“REIT”) listed on the New York Stock Exchange. PCM also manages PNMAC Mortgage Opportunity Fund, LLC and PNMAC Mortgage Opportunity Fund, LP, both registered under the Investment Company Act of 1940 (“Investment Company Act”), as amended, an affiliate of these Funds and PNMAC Mortgage Opportunity Fund Investors, LLC. We refer to these Funds collectively as our “Investment Funds” and, together with PMT, as our “Advised Entities.” Our Advised Entities have been some of the leading non-bank investors in distressed mortgage loans since 2008, investing in loans with approximately $8.0 billion of unpaid principal balances (“UPB”). As of December 31, 2013, our Advised Entities had combined net assets of approximately $2.0 billion.

We conduct some of our activities for our own account and some for our Advised Entities. We earn significant fee income and carried interest from the activities we conduct for our Advised Entities; such fees include investment management fees, incentive fees, subservicing fees for servicing loan portfolios and fulfillment fees for mortgage banking services provided to PMT in connection with our correspondent lending program. Our relationships with our Advised Entities also allow us to pursue some market opportunities with reduced capital intensity, with PLS and PCM providing operational expertise and our Advised Entities providing investment capital for mortgage-related assets.

Our Company Structure

We conduct our business in three segments: two in the mortgage banking business (loan production and loan servicing) and investment management:

Mortgage Banking Segments

Our mortgage banking segments are comprised of loan production through which we purchase and originate mortgage loans for resale to mortgage loan investors and loan servicing through which we service mortgage loans for mortgage loan investors.

Loan Production Segment

As summarized below, our loan production segment produces mortgage loans through two lending channels: correspondent lending and retail lending.

Correspondent Lending

Our correspondent lending channel manages, on behalf of PMT and for our own account, the acquisition of newly originated, prime credit quality, first- lien residential mortgage loans that have been underwritten to investor guidelines, pooling loans into mortgage-backed securities (“MBS”) and resale of the resulting securities into the secondary markets. PMT acquires, from approved correspondent sellers, newly originated residential mortgage loans that generally qualify to be insured or guaranteed by the Agencies.

For conventional loans, we perform fulfillment activities for PMT and earn a fee for each loan acquired by PMT. Fulfillment activities include reviews of loan data, documentation and appraisals to assess loan quality and risk, correspondent seller performance and credit monitoring procedures, and the subsequent sale and securitization of loans through secondary mortgage markets on behalf of PMT. PMT earns interest income and gains or losses during the holding period and upon the sale or securitization of these conventional loans and retains the associated MSRs. PLS provides loan subservicing for PMT’s retained MSRs and earns a subservicing fee.

Correspondent Conventional Conforming Lending

In the case of government-insured loans, we purchase them from PMT at PMT’s cost plus a sourcing fee. We fulfill the government loans for our own account. We typically pool the federally insured or guaranteed loans together into an MBS which Ginnie Mae guarantees. We earn interest income and gains or losses during the holding period and upon the sale of these securities, and we retain the associated MSRs.

Correspondent Government Lending

Our correspondent lending channel has grown through purchases from approved mortgage originators that meet specific criteria related to management experience, financial strength, risk management controls and loan quality. Our management team has prior experience with the majority of these mortgage originators. As of December 31, 2013, 229 sellers have been approved on PMT’s behalf, primarily independent mortgage originators and small banks located across the United States. PMT purchased approximately $32.0 billion of loans in 2013, including $15.4 billion of conventional loans and $16.1 billion of government-insured loans. In the fourth quarter of 2013, with $6.0 billion in production, PMT was the third largest correspondent lender in the United States as ranked by Inside Mortgage Finance.

Retail Lending

Our retail lending channel originates new prime credit quality, first-lien residential conventional and government-insured mortgage loans on a national basis to allow customers to purchase or refinance their homes. We conduct this activity through a consumer direct model, which relies on the Internet and call center-based staff, rather than a traditional branch network, to acquire and interact with customers across the country. In 2013, we originated $1.1 billion of residential mortgage loans in our retail lending channel, a 105% growth rate compared to 2012.

Our existing servicing portfolio is our main source of leads for new originations. These portfolio-based originations include: refinancing loans to proactively protect our servicing portfolio from run-off, which we refer to as “recapture;” refinancing loans from the restructure of distressed loans acquired by our Advised Entities; and originating purchase money loans to facilitate the sale of real estate owned (“REO”) properties held by our Advised Entities. In addition, we are growing our non-portfolio originations by sourcing prospective customers through consumer marketing and community and professional relationships.

Retail Lending

For loans originated through our retail lending channel, we conduct our own fulfillment, earn interest income and gains or losses during the holding period and upon the sale or securitization of these loans, and retain the associated MSRs (subject to sharing with PMT a portion of such MSRs or cash with respect to certain retail originated loans that refinance loans for which the related MSRs or excess servicing spread (“ESS”) was held by PMT).

Loan Servicing Segment

Our loan servicing segment performs loan administration, collection, and default activities, including the collection and remittance of loan payments, responding to customer inquiries, accounting for principal and interest, holding custodial (impound) funds for the payment of property taxes and insurance premiums, counseling delinquent mortgagors, modifying loans and supervising foreclosures and property dispositions.

We service loans for which we own the MSRs and we service loans on behalf of other MSR or mortgage owners which we refer to as “subservicing.” The owner of MSRs acts on behalf of mortgage loan owners and has the contractual right to receive a stream of cash flows (expressed as a percentage of UPB) in exchange for performing specified mortgage servicing functions and temporarily advancing funds to cover payments on delinquent and defaulted mortgages. As a subservicer, we earn a contractual fee on a per-loan basis and the right to any ancillary fees, and we are reimbursed for any servicing advances we make on delinquent or defaulted mortgages.

We characterize our servicing activities as either “Prime Servicing” or “Special Servicing.”

Prime Servicing.  Our prime servicing includes servicing or subservicing activities for loans that are prime credit quality and generally exhibit low delinquency and default rates. This portfolio includes conventional and government-insured loans. Prime servicing generally tends to be lower cost and benefits from significant economies of scale. As of December 31, 2013, our prime servicing portfolio consisted of approximately 346,000 loans with an aggregate UPB of approximately $72.3 billion. We own the MSRs to over 241,000 of these loans (or approximately 63% of our total prime portfolio as measured by UPB), most of which are serviced for Ginnie Mae securitizations and were produced by us through our correspondent and retail lending channels. In addition, we subservice approximately 105,000 conventional loans (or approximately 37% of our total prime portfolio as measured by UPB), the MSRs to which are owned by PMT.

Special Servicing.  Our special servicing includes servicing activities for distressed whole loans that have been acquired as investments by our Advised Entities and non-affiliates, as well as for loans in “private-label” MBS, which are securities that are not guaranteed by or otherwise affiliated with any government agency. Special servicing utilizes a “high-touch” model to establish and maintain borrower contact and facilitate loss mitigation strategies. Our general strategy is to try to keep defaulted borrowers in their homes. Under certain circumstances, we offer loss mitigation options that include loan modification through the use of federally sponsored loan modification programs (such as HAMP) or otherwise to reflect both the borrowers’ current financial condition and the value of their homes. When loan modifications and other efforts are unable to cure a default, we seek to avoid foreclosure and timely acquire and/or liquidate the property securing the mortgage loan where possible by pursuing alternative property resolutions including “short sales,” in which the borrower agrees to sell the property for less than the loan balance and the difference is forgiven, and deeds-in- lieu of foreclosure, in which the borrower agrees to convey the property deed outside of foreclosure proceedings. As of December 31, 2013, we provided special servicing to over 25,000 distressed whole loans with an aggregate UPB of approximately $5.9 billion and including approximately 19,000 loans in “private- label” securities with an aggregate UPB of approximately $4.8 billion. Our special servicing fees typically include a base servicing fee and activity-based fees for the successful completion of default-related services.

We have grown our mortgage servicing portfolio primarily through organic mortgage loan production in our correspondent lending and retail lending channels, supplemented by the opportunistic acquisition by our Advised Entities of distressed pools of residential whole loans which we subservice, the retention of MSRs by PMT through its correspondent lending business, and our own MSR acquisitions. Some of our MSR acquisitions have been completed in partnership with PMT which has co-invested in the MSRs through the purchase of a portion of the servicing fee cash flows in the form of ESS. As of December 31, 2013, we serviced or subserviced approximately 371,000 loans with an aggregate UPB of approximately $78.2 billion. The majority of these loans are serviced for Fannie Mae, Freddie Mac or Ginnie Mae securitizations.

The following charts detail the percentages of the aggregate UPB in our prime and special servicing and prime subservicing portfolios, and our total servicing portfolio by investor as of December 31, 2013:

Total Servicing Portfolio	Total Servicing Portfolio by Investor
Total = $78.2 billion in UPB	Total = $78.2 billion in UPB

The following charts detail the percentages of the aggregate UPB in our prime and special servicing portfolios by product type as of December 31, 2013:

Prime Servicing Portfolio by Product Type	Special Servicing Portfolio by Product Type
Total = $72.3 billion in UPB	Total = $5.9 billion in UPB

The following charts detail the percentages of the aggregate UPB in our prime and special servicing portfolios by geography as of December 31, 2013:

Prime Servicing Portfolio by State	Special Servicing Portfolio by State
Total = $72.3 billion in UPB	Total = $5.9 billion in UPB

Investment Management Segment

We are an investment manager through an indirectly held subsidiary, PCM. PCM currently manages PMT and the Investment Funds, which had combined net assets of approximately $2.0 billion as of December 31, 2013. For these activities, we earn management fees as a percentage of net assets or contributions and incentive compensation based on investment performance. The Investment Funds are limited-life private funds established in August 2008, whose commitment periods ended in 2011. As of December 31, 2013, these Investment Funds had aggregate equity value of $558 million and had generated total returns of 61%, net of all fees, expenses and carried interest, since their inception. The term of each of these funds ends in December 2016 with the possibility of three one-year extensions. Subject to contractual restrictions with PMT, we may establish additional private investment vehicles to invest in distressed loans or pursue related mortgage strategies, for which we would provide investment management services as well.

PMT was formed as a Maryland real estate investment trust in May 2009 and consummated an initial public offering in August 2009. PMT’s shareholders’ equity has grown through a combination of retained earnings and new equity raised through follow-on public offerings and other sales of its common stock. Since its initial public offering, PMT has raised new equity of approximately $200 million in 2011, approximately $607 million in 2012, and approximately $249 million in 2013. As of December 31, 2013, PMT had shareholders’ equity of $1,467 million. For the years ended December 31, 2013, 2012 and 2011, PMT reported returns on average shareholders’ equity of 15%, 16% and 13%, respectively. Our relationship with PMT provides a partner with long-term investment capital and enhances our ability to both support our existing business and to pursue potential growth initiatives.

Market Opportunity

The U.S. residential mortgage industry is one of the largest financial markets in the world, with approximately $10 trillion of outstanding debt and average annual origination volume of $1.7 trillion for the five years ending December 31, 2013. Dislocations from the financial crisis have led many of the largest financial institutions to reduce their participation in the mortgage market through asset sales and by exiting businesses, and the industry remains in a period of significant transformation. In addition, increasing capital requirements for banks have resulted in competitive advantages for non-bank participants relative to the banks that have traditionally held the majority of the market share in mortgage originations and servicing.

The residential mortgage industry is characterized by high barriers to entry, including: the necessity for approvals required to sell loans to and service loans for the Agencies; state licensing requirements for non-banks without a federal charter; sophisticated infrastructure, technology, and processes required for successful operations; and financial capital requirements. We believe that we are one of the few new enterprises well positioned to lead in the rapidly evolving mortgage industry.

Our Growth Strategies

Since our establishment during the financial crisis, we have demonstrated our ability to apply our residential mortgage expertise and operating capabilities to multiple business opportunities. In the initial years of our operation, for example, we identified distressed investing as an attractive opportunity and we raised and deployed capital through a series of successful transactions. As the mortgage market presented opportunities in new loan production and servicing, we expanded our management and capabilities to profitably capitalize on these businesses as well.

As a non-bank mortgage company, we believe that we are well positioned to continue to take advantage of future industry changes as the market shifts away from the large banks to specialized firms. For example, we are not subject to stringent regulatory capital constraints limiting the retention of certain mortgage-related assets that could prove beneficial as the residential mortgage market develops following the recent financial crisis. Examples of industry changes that may create future business opportunities for us include, among others, Basel III, Agency reform and the long-term market opportunity in non-agency jumbo mortgage loans.

We expect to drive near-term growth in the following ways:

Grow our Servicing Portfolio Organically and through Opportunistic Acquisitions

We expect to grow our servicing portfolio largely on an organic basis, as our correspondent government-insured lending and retail lending production adds new prime servicing for owned MSRs, and correspondent conventional lending adds new subservicing. In 2013, our correspondent and retail loan production at fair value totaled $16.4 billion. We will supplement our organic growth by adding new special servicing through continued distressed loan acquisitions by PMT and any entities that we may manage in the future. We have also acquired residential mortgage loan servicing portfolios from third parties. During the fourth quarter of 2013, we completed acquisitions of MSRs with UPB totaling $20.3 billion. We effected these acquisitions through a co-investment with PMT by which we financed a portion of these purchases through the sale to PMT of ESS.

Grow Correspondent Lending through Expanding Seller Relationships

We expect to grow our correspondent lending channel by selectively expanding the number and types of sellers from which we purchase loans and cautiously increasing the volume of loans that we purchase from our existing sellers as we continue to increase the breadth of approved loan products that we offer and expand into additional geographic markets in the United States. Over the past few years, a number of large banks have exited or reduced the size of their correspondent lending activities, creating an opportunity for non-bank entities to gain market share. We believe that we are well positioned to take advantage of this opportunity based on our management expertise in the correspondent lending channel, our relationships with correspondent sellers, and our supporting systems and processes.

Grow Retail Lending through Portfolio Refinance and Non-Portfolio Originations

We expect to grow our retail lending channel by leveraging our growing servicing portfolio through refinance activities as well as increasing our non-portfolio originations. As our servicing portfolio grows, we will have a greater number of leads to pursue, which we believe will lead to greater recapture activity. At the same time, we are making significant investments in technology, personnel and marketing to increase our non-portfolio originations. We believe that our national call center model and our technology will enable us to drive origination process efficiencies and best-in- class customer service.

Competition

Given the diverse and specialized nature of our businesses, we do not believe we have a direct competitor for the totality of our business. We compete with a number of nationally-focused companies in each of our businesses.

In our loan production and loan servicing segments, we compete with large financial institutions and with other independent residential mortgage loan producers and servicers, such as Wells Fargo, JP Morgan Chase, Bank of America, Citigroup, U.S. Bank, Quicken Loans, Nationstar Mortgage, Ocwen Financial Corporation and Walter Investment Management Corp. In our loan production segment, we compete on the basis of product offerings, technical knowledge, manufacturing quality, speed of execution, rate and fees. In our loan servicing segment, we compete on the basis of experience in the residential loan servicing business, quality of high-touch special servicing and historical servicing performance, and quality of execution, especially in high-touch special servicing.

In our investment management segment, we compete for capital with both traditional and alternative investment managers. We compete on the basis of historical track record of risk-adjusted returns, experience of investment management team, the return profile of prospective investment opportunities and on the level of fees and expenses.